Exhibit 99.1

Contacts:

Investors	Media
Joshua A. Grass	Susan Ferris
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6777	(415) 506-6701

For Immediate Release:

BioMarin Announces First Quarter 2005 Financial Results

Conference Call and Webcast to Be Held Monday, May 16, at 12:00 PM EDT (18:00 CEST)

Novato, CA, May 5, 2005 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) today announced results for its first quarter ended March 31, 2005. The net loss was $22.5 million ($0.35 per share) for the first quarter of 2005 compared to $19.9 million ($0.31 per share) for the first quarter of 2004.

“Our recent accomplishments, namely the initiation of the Phase 3 clinical trial of Phenoptin, and the expansion of our agreement with Daiichi Suntory relating to 6R-BH4 for use in treating vascular dysfunction in diabetes and cardiovascular diseases, reflect BioMarin’s strategy to aggressively advance its clinical programs and to identify product opportunities that draw upon our existing expertise,” stated Louis Drapeau, acting Chief Executive Officer of BioMarin. “In anticipation of a favorable outcome from the FDA’s review of the marketing application for rhASB for the treatment of MPS VI, we are focused on doing all that is required to ensure the successful launch of rhASB, pending regulatory approval.”

Net sales of Aldurazyme® (laronidase) by BioMarin/Genzyme LLC were $15.9 million for the first quarter of 2005, compared with $7.4 million in the first quarter a year ago. BioMarin’s 50 percent share of the BioMarin/Genzyme LLC was a $2.1 million profit for the first quarter of 2005, compared to a loss of $1.8 million for the first quarter in 2004. This increase is due primarily to increasing sales of Aldurazyme as additional patients are identified and as patients are transitioned from extension studies onto commercial therapy.

Net sales of Orapred® (prednisolone sodium phosphate oral solution), including its branded and authorized generic products, in the first quarter of 2005 were $5.0 million. BioMarin began recording sales of Orapred in May 2004 at the time of its acquisition.

BioMarin’s net loss in the first quarter of 2005 included: $15.0 million in ongoing research and development expenses primarily related to rhASB (galsulfase) for mucopolysaccharidosis VI (MPS VI), Phenoptin™ (sapropterin hydrochloride) for phenylketonuria (PKU), and Orapred oral disintegrating tablet (‘Orapred ODT’) for severe asthma; and $10.6 million in selling, general and administrative expenses.

Additionally, in January 2005, BioMarin reached a settlement with Medicis totaling $27.0 million, which reflects a reduction of the acquisition liability and goodwill. As part of the settlement, BioMarin expects to receive payments totaling $6.0 million in 2005 for product returns of which $2.0 million was received in the first quarter of 2005.

As of March 31, 2005, BioMarin had cash, cash equivalents, short-term investments, restricted cash and cash balances related to long-term debt of approximately $62.3 million.

Upcoming Company Milestones

BioMarin expects to continue to advance its clinical-stage product portfolio in the coming months. The following is a list of the company’s projected near-term milestones:

•	Announce the outcome of the U.S. Food and Drug Administration’s (FDA) review of the Biologics License Application for rhASB for the treatment of MPS VI. Pursuant to the Prescription Drug User Fee Act (PDUFA), the FDA will take action by May 31, 2005;

•	Announce the outcome of the European Medicines Agency’s review of the Marketing Authorization Application for rhASB for the treatment of MPS VI in the second half of 2005; and

•	Announce data from the Phase 3 clinical trial of Phenoptin for the treatment of PKU in the fourth quarter of 2005.

Upcoming Corporate Presentations

BioMarin will present an overview of its business and product development programs at the following health care and biotechnology investment conferences:

•	Pacific Growth Equities Life Sciences Growth Conference, June 6-8, 2005, San Francisco, California

•	Morgan Stanley Small Cap Executive Conference, June 13-15, 2005, New York City, New York

These corporate presentations will be available via webcast on the investor section of the BioMarin corporate website, www.BMRN.com.

BioMarin will host a conference call and webcast to discuss first quarter financial results Monday, May 16, at 12:00 PM EDT (18:00 CEST). This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: May 16, 2005

Time: 12:00 PM EDT (18:00 CEST)

U.S. & Canada Toll-free Dial in #: 800.299.9086

International Dial in #: 617.786.2903

Participant Code: 69323515

Replay Toll-free Dial in #: 888.286.8010

Replay International Dial in #: 617.801.6888

Replay Code: 30154746

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio is comprised of two approved products, Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I) and Orapred® (prednisolone sodium phosphate oral solution) for severe asthma, and multiple investigational product candidates including rhASB (galsulfase), a BLA/MAA-stage product candidate under review for the treatment of mucopolysaccharidosis VI (MPS VI), and Phenoptin™ (sapropterin hydrochloride), a Phase 3 product candidate for the treatment of phenylketonuria (PKU). For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the sales expectations of BioMarin’s product Orapred (including its branded and authorized generic products) and BioMarin/Genzyme LLC’s product Aldurazyme; the financial performance of the Company as a whole; the timing of BioMarin’s clinical trials of Phenoptin; the continued clinical development and commercialization of Aldurazyme, Orapred, rhASB and Phenoptin; and actions by regulatory authorities, including actions related to rhASB. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others:

our joint venture partner’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, including the Phase 3 clinical trial of Phenoptin; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products; the market for each of these products and particularly Aldurazyme and Orapred; actual sales of Aldurazyme and Orapred; product returns of Orapred; the possible development of competing products; the effect on sales of Orapred following the recent approval of a generic product that is therapeutically equivalent to Orapred; the implementation of a settlement with Medicis; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in BioMarin’s 2004 Annual Report on Form 10-K, as amended, and the factors contained in BioMarin’s reports on Form 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

Orapred® is a registered trademark of Medicis Pediatrics, Inc. and is used under license.

# # #

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2004 (1)	March 31, 2005
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,081	$11,246
Short-term investments	35,734	18,513
Restricted cash	25,298	12,930
Accounts receivable, net	4,047	1,831
Advances to BioMarin/Genzyme LLC	2,160	604
Inventory	2,316	2,439
Other current assets	2,641	6,036

Total current assets	85,277	53,599

Cash balances related to long-term debt	16,406	19,603
Investment in BioMarin/Genzyme LLC	23,129	25,217
Property and equipment, net	42,501	41,179
Acquired intangible assets, net	16,451	16,165
Goodwill	45,053	21,262
Other assets	4,149	3,908

Total assets	$232,966	$180,933

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$27,249	$25,639
Current portion of acquisition obligation, net of discount	39,122	20,946
Current portion of equipment and facility loans	3,683	4,110

Total current liabilities	70,054	50,695

Convertible debt	125,000	125,000
Equipment and facility loan, net of current portion	16,406	19,603
Long-term portion of acquisition obligation, net of discount	86,632	72,821
Other long-term liabilities	2,852	3,049

Total liabilities	300,944	271,168

Stockholders’ deficit:
Common stock, $0.001 par value: 150,000,000 shares authorized; 64,501,159 and 64,511,159 shares issued and outstanding at December 31, 2004 and March 31, 2005, respectively	65	65
Additional paid-in capital	421,141	421,214
Accumulated other comprehensive loss	(363)	(235)
Accumulated deficit	(488,821)	(511,279)

Total stockholders’ deficit	(67,978)	(90,235)

Total liabilities and stockholders’ deficit	$232,966	$180,933

(1)	December 31, 2004 balances were derived from the audited consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended, March 31, 2004 and 2005

(In thousands, except for per share data, unaudited)

	Three Months Ended March 31,
	2004	2005
Net product sales	$—	$4,989

Operating expenses:
Cost of sales (excludes amortization of developed product technology)	—	660
Research and development	13,695	14,992
Selling, general and administrative	3,881	10,567
Amortization of acquired intangible assets	—	286
Equity in the loss/(income) of BioMarin/Genzyme LLC	1,759	(2,076)

Total operating expenses	19,335	24,429

Loss from operations	(19,335)	(19,440)
Interest income	761	241
Interest expense	(1,371)	(3,259)

Net loss	$(19,945)	$(22,458)

Net loss per share, basic and diluted	$(0.31)	$(0.35)

Weighted average common shares outstanding, basic and diluted	64,225	64,511